UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  April 6, 2007
                Date of Report (Date of earliest event reported)

                             TARPON INDUSTRIES, INC.
             (Exact name of registrant as specified in its Charter)


       Michigan                        001-32428                30-0030900
(State or other jurisdiction     (Commission File Number)     (IRS Employer
 of incorporation)                                          Identification No.)

                                2420 Wills Street
                           Marysville, Michigan 48040
               (Address of principal executive offices) (Zip Code)

                                 (810) 364-7421
               Registrant's telephone number, including area code

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 3.02 Unregistered Sales of Equity Securities.

     On April 6, 2007, the Registrant consummated the third closing (the "April Closing") of 222,857 shares (the "Shares") of the Registrant's Common Stock ("Common Stock") at a price of $0.70 per share (the "Purchase Price"), as part of a private placement offering which commenced in January 2007, which is expected to continue until May 2007. The Registrant consummated the initial closing on January 23, 2007 and the second closing on March 22, 2007. For additional information on the first two closings, see the Registrant's reports on Form 8-K filed on January 26, 2007 and March 26, 2007.

     The gross proceeds of the sale of the Shares in the April Closing were $156,000. The Registrant paid its placement agent 7% commission plus a 3% investment banking fee and a 2% expense reimbursement fee in connection with the March Closing. The placement agent also received five-year warrants to purchase shares of Common Stock equal to 12.5% of the Shares at the Purchase Price. The offering and sale of the Shares was deemed by the Registrant as exempt from registration pursuant to Regulation D, Rule 506, as the offering was limited to accredited investors.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2007               TARPON INDUSTRIES, INC.

                                   By:  /s/ James W. Bradshaw
                                        ------------------------------------
                                            James W. Bradshaw
                                            Chief Executive Officer